Exhibit 99.1

For Immediate Release

ARIS WATER SOLUTIONS, INC. ANNOUNCES CFO TRANSITION PLAN
Chief Financial Officer Brenda R. Schroer to transition from the Company on December 30, 2022

Houston, Texas – June 13, 2022 – Aris Water Solutions, Inc. (“Aris” or the “Company”) announced today that Chief Financial Officer Brenda R. Schroer will conclude her role with the Company during the second half of this year. Ms. Schroer plans to remain in her current role until a successor is named, at which time she will continue with the Company to support the new Chief Financial Officer until her departure date of December 30, 2022.

The Company will consider both internal and external candidates before naming a successor.

“On behalf of the Board of Directors I would like to thank Brenda for the significant contributions she has made to Aris,” said Founder and Executive Chairman Bill Zartler. “Brenda has been instrumental in leading the Company’s efforts to transition from a private to public company through our initial public offering process. After serving as a director and active member of the board of our predecessor Company prior to the IPO, we are grateful that she graciously agreed to join us to help lead Aris to this point as Chief Financial Officer and we appreciate everything she’s done for the Company.”

“Brenda’s meaningful contributions to Aris since joining us as CFO in advance of our sustainability-linked bond offering and initial public offering have been invaluable,” said President and Chief Executive Officer Amanda Brock. “Her commitment to excellence and overall contributions were critical during this period in the Company’s efforts to hire key positions, improve the depth of the finance and administrative organization and strengthen the management team’s capabilities. She has been a true partner to me personally, and I appreciate her professionalism and willingness to work with us to ensure a smooth transition.”

“I have truly enjoyed my time at Aris and the experience of being a part of the Company’s initial public offering as well participating in the inaugural offering of sustainability-linked bonds in the produced water infrastructure industry,” said Schroer. “It’s been my pleasure to continue to build out our financial team and processes and a privilege to work with the board and leadership team. Aris has never been stronger, and I believe the Company is well positioned for continued growth.”

Ms. Schroer joined Aris in March 2021 as Interim Chief Financial Officer to support the Company’s sustainability-linked bond offering and subsequently accepted the Chief Financial Officer position in June 2021 to facilitate Aris’s initial public offering. She currently serves as Audit Committee Chair on the Board of Directors of Antero Resources Corporation.  Prior to her current role, Ms. Schroer served as Chief Financial Officer and Treasurer of Concho Resources Inc. until it was acquired by ConocoPhillips and as a board member of Aris’s predecessor company, Solaris Midstream Holdings, LLC, from July 2019 through February 2021.Before her role as Chief Financial Officer and Treasurer, Ms. Schroer served in other capacities at Concho Resources Inc., including Vice President, Chief Accounting Officer and Treasurer. She began her career at Ernst & Young LLP most recently serving in the national accounting practice.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. (NYSE:ARIS) is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin. For more information about the Company, visit www.ariswater.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release may constitute forward-looking statements. Although Aris believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, it cannot assure you that these forward-looking statements will prove to be correct. Forward-looking statements are based on Aris’ current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, Aris’ actual results may differ materially from those contemplated by these forward-looking statements. Factors that could cause Aris’ actual results to differ materially from the results contemplated by such forward-looking statements include but are not limited to the risk factors discussed or referenced in Aris’ filings made from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause Aris’ actual results to differ may emerge from time to time, and it is not possible for Aris to predict all of them. Aris undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.